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                                                                EXHIBIT 99.B10

                    [MORRISON & FOERSTER LLP LETTERHEAD]


                               November 15, 1996




Stagecoach Trust
111 Center Street
Little Rock, Arkansas  72201

             Re:    Shares of Beneficial Interest of
                     Stagecoach Trust

Gentlemen:

             We refer to Post-Effective Amendment No. 6 and Amendment No. 8 to the Registration Statement on Form N-1A (SEC File Nos. 33-64352 and 811-7780) (the "Registration Statement") of Stagecoach Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interests of the Trust (collectively, the "Shares").

             We have been requested by the Trust to furnish this opinion as
Exhibit 10 to the Registration Statement.

             We have examined documents relating to the organization of the Trust and its series and the authorization and issuance of shares of its series.

             Based upon and subject to the foregoing, we are of the opinion that:

             The issuance and sale of the Shares by the Trust has been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the Fund's dividend reinvestment plan and in accordance with the description set forth in the Funds' current prospectuses, the Shares will be validly issued, fully paid and nonassessable by the Trust.

             We consent to the inclusion of this opinion as an exhibit to the Registration Statement.
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Stagecoach Trust
November 15, 1996
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             In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Legal Counsel" in the Prospectuses and the description of advice rendered by our firm under the heading "Management of the Funds" in the Prospectuses and "Counsel" in the Statement of Additional Information, both of which are included as part of the Registration Statement.

                                        Very truly yours,


                                        /s/ MORRISON & FOERSTER LLP
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                                        MORRISON & FOERSTER LLP